Exhibit 99.2

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is based upon the historical consolidated financial information of BioFuel Energy Corp. (“BioFuel”) and the historical combined and consolidated financial information of JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP (“JBGL”) included or incorporated by reference into the Current Report on Form 8-K of which this is a part and presents the combination of the historical financial statements of BioFuel and JBGL adjusted to give effect to (1) the issuance of Common Stock pursuant to the LLC Unit Exchange and the elimination of amounts related to BioFuel’s noncontrolling interest in the LLC, (2) the issuance and sale of Common Stock pursuant to the Rights Offering (including shares of Common Stock sold pursuant to the Greenlight Commitment Agreement and the Third Point Commitment Agreement), (3) the issuance and sale of Common Stock pursuant to the Additional Equity Investment, (4) the issuance of Common Stock pursuant to the Equity Issuance, (5) the incurrence of indebtedness pursuant to the Loan Agreement, (6) the use of the net proceeds from the Rights Offering (including shares sold pursuant to the Greenlight Commitment Agreement and the Third Point Commitment Agreement) and the Additional Equity Investment, together with borrowings pursuant to the Loan Agreement and cash on hand, to finance the cash portion of the Purchase Price and to pay transaction costs and (7) the consummation of the Acquisition, in each case based on the assumptions and adjustments described in the notes accompanying the unaudited pro forma combined financial information. The historical financial information has been adjusted to give effect to events that are directly attributable to (1) BioFuel’s disposition of its ethanol plants or (2) the Acquisition and the related transactions, factually supportable and, in the case of the statement of income data, expected to have a continuing impact. Defined terms used herein and not otherwise defined have the meanings ascribed to them in the Current Report on Form 8-K of which this is a part.

The unaudited pro forma combined balance sheet information has been prepared as of September 30, 2014, and gives effect to the consummation of the Acquisition and the related transactions as if they had occurred on that date. The unaudited pro forma combined income statement information, which has been prepared for the year ended December 31, 2013, and the nine months ended September 30, 2014, gives effect to the disposition of BioFuel’s ethanol plants and the consummation of the Acquisition and the related transactions as if they had occurred on January 1, 2013.

The unaudited pro forma combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the disposition of BioFuel’s ethanol plants and the Acquisition and the related transactions described herein been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined company after completion of the Acquisition.

You should read this data in conjunction with (1) the historical consolidated financial statements of BioFuel and the related notes thereto, (2) “BioFuel Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (3) the historical combined and consolidated financial statements of JBGL and the related notes thereto and (4) “JBGL Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included or incorporated by reference into the Current Report on Form 8-K of which this is a part or included in BioFuel’s Quarterly Report on Form 10-Q filed with the SEC on October 22, 2014.

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Pro Forma Combined Balance Sheet

As of September 30, 2014

	BioFuel Energy Corp. Actual	JBGL Actual	Pro Forma Adjustments			Pro Forma Combined
	(in thousands)
Assets
Cash and cash equivalents	$7,081	$7,445		$25,362	(a)	$39,888
Restricted cash		1,987				1,987
Accounts receivable	5	81				86
Inventory:
Completed home inventory and residential lots held for sale		42,772				42,772
Work in process		155,215				155,215
Undeveloped land		58,447				58,447
Land not owned under option agreements		3,547				3,547
Investment in direct financing lease		5,930				5,930
Property and equipment, net	51	1,667				1,718
Earnest money deposits		7,183				7,183
Other assets	1,693	1,593		(928	)(b)	2,358
Total assets	$8,830	$285,867		$24,434		$319,131
Liabilities and equity
Accounts payable	$26	$14,074	$			$14,100
Accrued expenses	2,050	10,220		(1,975	)(c)	10,295
Customer and builder deposits		11,397				11,397
Obligations related to land not owned under option agreements		3,547				3,547
Borrowings on lines of credit		25,344				25,344
Notes payable		12,352		150,000	(d)	162,352
Total liabilities	2,076	76,934		148,025		227,035
Commitments and contingencies
Equity
BioFuel Energy Corp. stockholders’ equity:
Preferred stock
Common stock	54			259	(e)	313
Class B common stock	8			(8	)(f)
Less common stock held in treasury	(4,316)			4,316	(g)
Additional paid-in capital	191,056	201,781		(308,206	)(h)	84,631
Accumulated deficit	(172,393)			172,393	(h)
Total BioFuel Energy Corp. stockholders’ equity	14,409	201,781		(131,246)		84,944
Noncontrolling interest	(7,655)	7,152		7,655	(i)	7,152
Total equity	6,754	208,933		(123,591)		92,096
Total liabilities and equity	$8,830	$285,867		$24,434		$319,131

See accompanying notes to the unaudited pro forma combined financial information.

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Pro Forma Combined Income Statement
For the Year Ended December 31, 2013

	BioFuel Energy Corp. Actual		JBGL Actual	Pro Forma Adjustments			Pro Forma Combined
	(in thousands, except per share amounts)
Sale of residential units, net	$		$168,591	$			$168,591
Cost of residential units			122,616				122,616
Gross profit on sale of residential lots			45,975				45,975
Sale of land and lots			33,735				33,735
Cost of land and lots			21,513				21,513
Gross profit on sale of land and lots			12,222				12,222
Interest and fees income			2,503				2,503
Interest income on direct financing lease			1,039				1,039
Profit participation income on real estate projects			597				597
Other income			803				803
			63,139				63,139
General and administrative expenses:
Salaries and benefits		8,107	10,251				18,358
Management fees			1,016				1,016
Selling, general and administrative		1,636	6,915				8,551
Interest expense			314		14,700	(j)	15,014
Other expense		3					3
Net income (loss) from continuing operations before income taxes		(9,746)	44,643		(14,700)		20,197
Income tax (provision) benefit			(327)		(2,828	)(k)	(3,155)
Net income(loss) from continuing operations		(9,746)	44,316		(17,528)		17,042
Less: Net (income) loss from continuing operations attributable to the noncontrolling interest		1,375	(12,309)		(1,375	)(i)	(12,309)
Net income (loss) from continuing operations attributable to BioFuel Energy Corp. common stockholders		$(8,371)	$32,007		$(18,903)		$4,733
Basic and fully diluted income (loss) per share attributable to BioFuel Energy Corp.		$(1.57)					$0.15
Weighted average shares outstanding – basic and fully diluted		5,345					31,346 (l)

See accompanying notes to the unaudited pro forma combined financial information.

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Pro Forma Combined Income Statement
For the Nine Months Ended September 30, 2014

	BioFuel Energy Corp. Actual		JBGL Actual	Pro Forma Adjustments			Pro Forma Combined
	(in thousands, except per share amounts)
Sale of residential units, net	$		$144,586	$			$144,586
Cost of residential units			105,844				105,844
Gross profit on sale of residential lots			38,742				38,742
Sale of land and lots			33,942				33,942
Cost of land and lots			25,329				25,329
Gross profit on sale of land and lots			8,613				8,613
Interest and fees income			295				295
Interest income on direct financing lease			568				568
Other income		167	473				640
		167	48,691				48,858
General and administrative expenses:
Salaries and benefits		1,216	9,608				10,824
Management fees			1,160				1,160
Selling, general and administrative		3,250	9,826				13,076
Interest expense			1,016		11,025	(j)	12,041
Income (loss) from operations before income taxes		(4,299)	27,081		(11,025)		11,757
Income tax (provision) benefit			(338)		(1,048	)(k)	(1,386)
Net Income (loss)		(4,299)	26,743		(12,073)		10,371
Less: Net (income) loss attributable to the noncontrolling interest		234	(8,291)		(234	)(i)	(8,291)
Net income (loss) attributable to BioFuel Energy Corp. common stockholders		$(4,065)	$18,452		$(12,307)		$2,080
Basic and fully diluted income (loss) per share attributable to BioFuel Energy Corp.		$(0.75)					$0.07
Weighted average shares outstanding – basic and fully diluted		5,447					31,346 (l)

See accompanying notes to the unaudited pro forma combined financial information.

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Notes

1. Basis of Presentation

On November 22, 2013, BioFuel transferred its ethanol plants and all related assets to certain designees of the lenders under the Senior Debt Facility. On June 10, 2014, the Company entered into the Transaction Agreement with Greenlight and the Brickman Parties pursuant to which BioFuel acquired JBGL for cash and stock consideration of $275 million as more fully described in the Current Report on Form 8-K of which this is a part.

The unaudited pro forma combined financial information is presented after giving effect to (1) the issuance of Common Stock pursuant to the LLC Unit Exchange and the elimination of amounts related to BioFuel’s noncontrolling interest in the LLC, (2) the issuance and sale of Common Stock pursuant to the Rights Offering (including shares of Common Stock sold pursuant to the Greenlight Commitment Agreement and the Third Point Commitment Agreement), (3) the issuance and sale of Common Stock pursuant to the Additional Equity Investment, (4) the issuance of Common Stock pursuant to the Equity Issuance, (5) the incurrence of indebtedness pursuant to the Loan Agreement, (6) the use of the net proceeds from the Rights Offering (including shares sold pursuant to the Greenlight Commitment Agreement and the Third Point Commitment Agreement) and the Additional Equity Investment, together with borrowings pursuant to the Loan Agreement and cash on hand, to finance the cash portion of the Purchase Price and to pay transaction costs and (7) the consummation of the Acquisition. The Company intends to account for the Acquisition as a recapitalization of JBGL. Upon analyzing the applicable accounting literature and considering post-transaction factors such as ownership and voting interest percentages, composition of the governing body and composition of management, the Company has determined that JBGL will be the accounting acquirer in the Acquisition. Accordingly, JBGL’s assets and liabilities will be recorded at their historical cost basis and the Company will not record any step-up in basis or any intangible assets or goodwill as a result of the Acquisition. The unaudited pro forma combined financial information assumes that the disposition of BioFuel’s ethanol plants and the consummation of the Acquisition and the related transactions occurred on January 1, 2013, for purposes of the unaudited pro forma combined income statements, and on September 30, 2014, for purposes of the unaudited pro forma combined balance sheet, and gives effect to such transactions, for purposes of the unaudited pro forma combined income statements, as if they had been effective during the entire period presented.

The unaudited pro forma combined financial information represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed.

2. Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined financial information. All adjustments assume a per share value of the Common Stock issued in the Equity Issuance equal to $7.49, which was the actual weighted average price of the Common Stock as quoted on The Nasdaq Capital Market for the five trading days immediately prior to the closing date of the Acquisition. All adjustments are based on current valuations, estimates and assumptions.

(a)	Reflects (1) $70 million aggregate gross cash proceeds received from the Rights Offering (including shares of Common Stock sold pursuant to the Greenlight Commitment Agreement and the Third Point Commitment Agreement and the Additional Equity Investment, (2) $150 million in cash borrowings pursuant to the Loan Agreement, (3) $191,841,000 paid to the Sellers as the cash portion of the Purchase Price and (4) $2,797,000 of estimated transaction costs.

(b)	Reflects $435,000 of transaction costs related to the $150 million of indebtedness incurred under the Loan Agreement that are capitalized as deferred loan fees, offset by $1,363,000 of transaction costs related to the Rights Offering that were initially capitalized during the Rights Offering process but will ultimately be netted against additional paid in capital as equity offering costs upon closing of the Acquisition.

(c)	Reflects $1,975,000 of transaction costs that were accrued for that were paid as part of the closing of the Acquisition.

(d)	Reflects the Company incurring $150 million of indebtedness under the Loan Agreement upon the consummation of the Acquisition.

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(e)	Reflects (1) $8,000 relating to the issuance of approximately 0.8 million shares of Common Stock in connection with the LLC Unit Exchange, (2) $140,000 relating to the issuance of 14.0 million shares of Common Stock in connection with the Rights Offering (including shares of Common Stock sold pursuant to the Greenlight Commitment Agreement and the Third Point Commitment Agreement) and the Additional Equity Investment and (3) $111,000 relating to the issuance of 11.1 million shares in connection with the Equity Issuance.

(f)	In connection with the consummation of the Acquisition, pursuant to the LLC Unit Exchange all outstanding LLC Units (other than those held by the Company) were exchanged for shares of Common Stock prior to the closing of the Acquisition and corresponding shares of class B common stock were extinguished. Following the consummation of the Acquisition, there is no noncontrolling interest in the LLC and no class B common stock outstanding. As a result, equity related to class B common stock and amounts related to the BioFuel’s noncontrolling interest in the LLC were eliminated.

(g)	Reflects the Company’s retirement of 40,481 shares held in treasury upon the consummation of the Acquisition.

(h)	Reflects (1) $7,655,000 relating to the elimination of the Company’s noncontrolling interest in the LLC, (2) $69,860,000 of proceeds from the Rights Offering (including shares of Common Stock sold pursuant to the Greenlight Commitment Agreement and the Third Point Commitment Agreement) and the Additional Equity Investment (which represents $70 million of aggregate gross cash proceeds less the $140,000 par value of the Common Stock sold), (3) $83,048,000, which is the value of the Common Stock issued to the Sellers in the Equity Issuance, less the $111,000 par value of such Common Stock, (4) $1,633,000 of estimated Rights Offering transaction costs, (5) a $275,000,000 elimination entry for the Company’s investment in JBGL, (6) reclassing of the Company’s $172,510,000 accumulated deficit balance to additional paid-in capital upon recapitalization of the Company and (7) $4,316,000 relating to the retiring of the Company’s treasury stock.

(i)	Reflects the elimination of BioFuel’s noncontrolling interest in the LLC.

(j)	Reflects that the Company incurred $150 million of indebtedness under the Loan Agreement upon the consummation of the Acquisition. As set forth in the Loan Agreement, the interest rate for the facility is 9.0% per annum from the closing date of the Acquisition through the first anniversary thereof and 10.0% per annum thereafter, which results in a blended effective interest rate of 9.8%. As a result, a $14,700,000 adjustment was made for interest expense related to the first year of the new term loan facility and a $11,025,000 adjustment was made for interest expense related to the nine months ended September 30, 2014, using the effective interest rate.

(k)	Reflects recording of income tax expense at a 40% combined state and federal rate to reflect the Company’s tax status.

(l)	Weighted average shares outstanding for both the year ended December 31, 2013, and the nine months ended September 30, 2014, is calculated as follows: (1) 5,456,625 shares of Common Stock outstanding as of September 30, 2014, net of 40,481 shares held in treasury, plus (2) 12,247,393 shares issued pursuant to the Rights Offering (including shares not otherwise sold in the Rights Offering that were sold pursuant to the Greenlight Commitment Agreement and the Third Point Commitment Agreement), plus (3) 11,108,500 shares issued pursuant to the Equity Issuance, plus (4) 1,752,860 shares issued pursuant to the Additional Equity Investment, plus (5) 780,958 shares issued pursuant to the LLC Unit Exchange.

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3. Deferred Tax Asset

As of September 30, 2014, BioFuel had a $63.7 million deferred tax asset related to its net operating loss carryforwards. For accounting purposes, a valuation allowance is required to reduce a deferred tax asset if it is determined that it is more likely than not that all or some portion of the deferred tax asset will not be realized due to the lack of sufficient taxable income. The Company’s financial statements currently provide a full valuation allowance against its deferred tax asset due to the Company’s historical operating losses and, in accordance with applicable guidance in connection with the preparation of the pro forma financial statements, the Company has not adjusted this valuation allowance. As a result, the deferred tax asset is not set forth on the Company’s historical or pro forma balance sheet.

The net operating loss carryforwards do not begin to expire until 2029. The Company’s ability to utilize its net operating loss carryforwards will depend on the amount of taxable income that the Company generates in future periods. Based on JBGL’s 2013 and year-to-date 2014 taxable income results, Company management expects that the Company should generate sufficient taxable income to utilize substantially all of the net operating loss carryforwards before they expire. The Company will evaluate the appropriateness of a valuation allowance in future periods based on the consideration of all available evidence, including the generation of taxable income, using the more likely than not standard.

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